QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.10

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated June 11, 2003, accompanying the consolidated financial statements of Isonics Corporation and Subsidiaries included in the Annual Report on Form 10-KSB for the year ended April 30, 2003, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts".

/s/ Grant Thornton LLP

GRANT THORNTON LLP

Denver, Colorado
May 5, 2004

QuickLinks

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS